SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Current Report Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): July17, 2009
WABASH NATIONAL CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10883	52-1375208

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

1000 Sagamore Parkway South Lafayette, Indiana	47905

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (765) 771-5310

(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

INFORMATION TO BE INCLUDED IN THE REPORT
Section 1 — Registrant’s Business and Operations
Item 1.01. Entry into a Material Definitive Agreement.
On July 17, 2009, Wabash National Corporation, a Delaware corporation (“Wabash” or the “Company”) entered into a Securities Purchase Agreement (the “Agreement”) with Trailer Investments, LLC (“Trailer Investments”), an entity formed for this purpose by Lincolnshire Equity Fund III, L.P., a private equity investment fund managed by Lincolnshire Management, Inc., pursuant to which Trailer Investments will invest $35 million in the Company.
Pursuant to the terms of the Agreement, the Company will issue and sell to Trailer Investments the following preferred stock (the “Preferred Stock”): $20,000,000 of the Company’s Series E redeemable preferred stock (“Series E Preferred”) comprised of 20,000 shares of Series E Preferred at a price per share of $1,000; $5,000,000 of the Company’s Series F redeemable preferred stock (“Series F Preferred”) comprised of 5,000 shares of Series F Preferred at a price per share of $1,000; and $10,000,000 of the Company’s Series G redeemable preferred stock (“Series G Preferred”) comprised of 10,000 shares of Series G Preferred at a price per share of $1,000. Pursuant to the terms of the Agreement, the Company will also issue to Trailer Investments a warrant (the “Warrant”) that is immediately exercisable at $0.01 per share for a number of newly issued shares of common stock representing 44.21% of the issued and outstanding common stock of the Company after giving effect to the issuance of the shares underlying the warrant, subject to upward adjustment to maintain that percentage if currently outstanding options are exercised. The number of shares of common stock subject to the Warrant is also subject to upward adjustment to an amount equivalent to 49.99% of the issued and outstanding common stock of the Company on the original issuance date after giving effect to the issuance of the shares underlying the warrant in specified circumstances where the Company loses its ability to utilize its net operating loss carryforwards, including as a result of a stockholder of the Company acquiring greater than 5% of the outstanding common stock of the Company. The Warrant may be exercised for cash or may be converted into Common Stock under a customary “cashless exercise” fixture based upon the trading price of the Common Stock at the time of exercise. The Warrant also contains customary anti-dilution adjustment features for stock splits and the like as well as future issuances of stock or derivative securities that have sale or exercise prices below the then current market price or $0.54.
The terms of the Preferred Stock will be provided in the certificates of designation for each series of Preferred Stock. The forms of certificate of designation for each series are attached as exhibits to the Agreement. Concurrently with the closing of the transactions contemplated by the Agreement, the Company and Trailer Investments will also enter into an Investor Rights Agreement (the “Investor Rights Agreement”). Below is a summary of some of the terms of the Preferred Stock and the rights to be granted to

Trailer Investments in connection with its investment pursuant to the Agreement, the certificates of designation, the Warrant and the Investor Rights Agreement.
The dividend rate of the Preferred Stock will be as follows:
•	Series E Preferred will have a dividend rate of 15% per annum payable quarterly, which dividend rate will be increased by 0.5% every quarter if Series E Preferred is still outstanding after the 5 year anniversary of its issuance;

•	Series F Preferred will have a dividend rate of 16% per annum payable quarterly, which dividend rate will be increased by 0.5% every quarter if Series F Preferred is still outstanding after the 5 year anniversary of its issuance; and

•	Series G Preferred will have a dividend rate of 18% per annum payable quarterly, which dividend rate will be increased by 0.5% every quarter if Series G Preferred is still outstanding after the 5 year anniversary of its issuance.
During the first two years, dividends may be accrued at the election of the Company. The Preferred Stock also provides the holders with certain rights including an increase in the dividend rate upon the occurrence of any event of noncompliance.
The Preferred Stock may be redeemed by the Company after 1 year from the date of issuance at the following rates:
•	from the 13th through 36th month at a 20% premium to the sum of the issue price plus all accrued and unpaid dividends;

•	from the 37th through 60th month at a 15% premium to the sum of the issue price plus all accrued and unpaid dividends; and

•	after the 60th month, without any premium at the sum of the issue price plus all accrued and unpaid dividends; provided that if the Preferred Stock is not redeemed at the 60th month, the dividend rate of the Preferred Stock will be increased every quarter by 0.5% as described above.
Upon occurrence of a change of control of the Company (e.g., more than 50% of the voting power is transferred or acquired by any person other than Trailer Investments and its affiliates unless Trailer Investments or its affiliates acquire the Company) as defined in the Certificates of Designation, the Preferred Stock becomes immediately redeemable at the election of the holder at the following rates:
•	Series E Preferred and Series F Preferred must be redeemed at a price equal to the sum of the issue price (plus accrued and unpaid dividends) and a premium of 200% of the sum of the issue price plus all accrued and unpaid dividends; and

•	Series G Preferred must be redeemed at a price equal to the sum of the issue price (plus accrued and unpaid dividends) and a premium of 225% of the sum of the issue price plus all accrued and unpaid dividends.
The change of control provisions for the Preferred Stock are subject to a look-back, whereby if the shares of Preferred Stock are redeemed pursuant to the voluntary redemption provisions within 12 months prior to the occurrence of a change of control, the Company would still have to pay the additional amount to the holders of the Preferred Stock that was redeemed so that such holders would receive the aggregate payments equal to the change of control redemption amounts.
After the consummation of the investment contemplated by the Agreement, Trailer Investments will have the right to designate five out of twelve members to the Company’s board of directors. Furthermore, Trailer Investments will also have the following rights: rights to information delivery and access to information and management of the Company; veto rights over certain significant matters of the Company’s operations and business (including payments of dividends, issuance of securities of the Company, incurrence of indebtedness, liquidation and sale of assets, changes in the size of the Company’s board of directors, amendments of organizational documents of the Company and its subsidiaries and other material actions by the Company) subject to certain thresholds and limitations; right of first refusal to participate in any future private financings; and certain other customary rights granted to investors in similar transactions. The Company is also required to promptly file a registration statement to permit resale of the Warrant shares to the maximum extent possible.
The Agreement contains customary representations, warranties, covenants and closing conditions by, among and for the benefit of the parties. The Agreement also provides for indemnification of Trailer Investments and its affiliates in the event that they incur losses, claims, damages, liabilities, diminution in value, contingencies and expenses to which they may become subject as a result of or relating to any breach of a representation, warranty, covenant or agreement made by or to be performed on the part of the Company under the Agreement and related transaction documents. The Agreement also contains customary restrictions prior to closing on the ability of the Company to solicit, initiate, facilitate or encourage the making, submission, announcement or completion of any competing proposal or to take any action that is intended to lead to any competing proposal, as well as customary exceptions for the Company to respond appropriately if the Company receives an unsolicited, written bona fide competing proposal, during the period ending 10 days from the mailing to shareholders described below, that the Company’s Board has reasonably determined constitutes a superior proposal.
The consummation of the investment contemplated by the Agreement is subject to, among others, the following conditions: (i) effectiveness of the amendment of the Company’s revolving credit facility described below; (ii) compliance with the notice provisions under the exception to the NYSE Shareholder Approval Policy, as described below; (iii) the absence of any judgment, writ, order, injunction, award or decree enjoining or preventing the consummation of the investment; and (iv) the satisfaction of customary closing conditions.
As described under Item 2.03 below, on July 17, 2009, the Company and certain of its subsidiaries entered into the Third Amended and Restated Loan and Security Agreement, which amends and restates the Company’s current revolving credit facility. The amendment and restatement will be effective upon the consummation of the investment contemplated by the securities purchase agreement and satisfaction of other closing conditions. The Third Amended and Restated Loan Agreement is described below under Item 2.03, and the information set forth under Item 2.03 is incorporated herein by reference.
The issuance of the Warrant and the transactions related to the proposed investment would normally require approval of the Company’s shareholders in accordance with the NYSE Shareholder Approval Policy. The board of directors of the Company has unanimously determined that the delay necessary in securing shareholder approval prior to the issuance of the Warrant to Trailer Investments would seriously jeopardize the financial viability of the Company. In reaching this conclusion, the board of directors considered various factors, including factors specific to the Company and the extraordinary and highly uncertain economic and financial environment in the trailer industry. The NYSE has accepted the Company’s application of the exception. The Company, in reliance on the exception, is mailing to all shareholders a letter notifying them of its intention to issue the warrant without seeking shareholder approval. The closing of the transactions contemplated by the securities purchase agreement will not occur until at least ten days after that notice is mailed.
The foregoing descriptions of the Agreement, the certificates of designation, the Warrant and the Investor Rights Agreement do not purport to be complete and are qualified in their entirety by reference to the Agreement, which is filed as Exhibit 10.1 to this Current Report and is incorporated herein by reference, and to the forms of certificates of designation, Warrant and Investor Rights Agreement, which are exhibits to the Agreement.
On July 17, 2009, Wabash entered into an Amendment (the “Rights Agreement Amendment”) to the Rights Agreement, dated as of December 28, 2005 (the “Rights Agreement”), between Wabash and National City Bank, as Rights Agent, for the purpose of amending the Rights Agreement to render it inapplicable to Trailer Investments and its Affiliates. The foregoing description of the Rights Agreement Amendment does not purport to be complete and is qualified in its entirety by reference to the Rights Agreement Amendment, a copy of which is filed as Exhibit 4.1 hereto and is incorporated herein by reference.
Cautionary Statement
The Agreement and other documents attached as exhibits to this report have been included to provide investors with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations among the parties thereto with respect to the transactions described above, the included documents are not intended to be sources of factual, business or operational information about the parties.
The Agreement and certain other documents attached as exhibits to this report contain representations and warranties made by the parties to each other regarding certain matters. The statements embodied in the representations and warranties are qualified by information in confidential disclosure schedules that the parties have exchanged in connection with signing the Agreement and other documents. Please note that certain representations and warranties were made as of a specified date, may be subject to a contractual standard of materiality different from those generally applicable to stockholders, or may have been used for the purpose of allocating risk between the parties rather than establishing matters as facts.
Section 2 — Financial Information
Item 2.03 Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
On July 17, 2009, the Company and certain of its subsidiaries entered into the Third Amended and Restated Loan and Security Agreement (the “Amended Facility”), by and among the Company and certain of its subsidiaries identified on the signature page thereto (the “Borrowers”), Bank of America, N.A., as a Lender and as Agent (the “Agent”), and the other Lenders parties thereto. The Amended Facility is guaranteed by certain subsidiaries of the Company (the “Guarantors”) and secured by substantially all of the assets of the Borrowers and Guarantors.
The Amended Facility amends and restates the Company’s current revolving credit facility, and will be effective upon the consummation of the investment contemplated by the securities purchase agreement described in Item 1.01 and satisfaction of other customary closing conditions.
When effective, the Amended Facility will provide for borrowings of up to $100 million, subject to a borrowing base, a $12.5 million reserve and other discretionary reserves.
The interest rate on borrowings under the Amended Facility from the date of effectiveness through July 31, 2010 is LIBOR plus 4.25% or the prime rate of Bank of America, N.A. (the “Prime Rate”) plus 2.75%. After July 31, 2010, the interest rate is based upon average unused availability and will range between LIBOR plus 3.75% to 4.25% and the Prime Rate plus 2.25% to 2.75%. Upon effectiveness, the Borrowers are required to pay a monthly unused line fee equal 0.375% times the average daily unused availability along with other customary fees and expenses of the Agent and the lenders.
The Amended Facility contains customary representations, warranties, affirmative and negative covenants, including, without limitation, restrictions on mergers, dissolutions, acquisitions, indebtedness, affiliate transactions, the occurrence of liens, payments of subordinated indebtedness, disposition of assets, leases and changes to organizational documents.

Under the Amended Facility, the Company may not repurchase or redeem its common stock and may not pay cash dividends to the Company’s common stockholders until the second anniversary of the effectiveness of the Amended Facility and then only if (i) no default or events of default are then in existence or would be caused by such purchase, redemption or payment, (ii) immediately after such purchase, redemption or payment, the Borrowers have unused availability of at least $40 million, (iii) the amount of all cash dividends paid by the Company does not exceed $20 million in any fiscal year and (iv) at least 5 business days prior to the purchase, redemption or payment, an officer of the company has delivered a certificate to the Agent certifying that the conditions precedent in clauses (i)-(iii) have been satisfied. The Company is, however, permitted to repurchase stock from employees upon termination of their employment so long as no default or event of default exists at the time or would be caused by such repurchase and such repurchases do not exceed $2.5 million in any fiscal year.
In addition, the Company may not repurchase or redeem the Preferred Stock and may not pay cash dividends to the holders of the Preferred Stock until July 1, 2010. At any time after July 1, 2010 until the second anniversary of the effectiveness of the Amended Facility, the Company may pay cash dividends or redeem or repurchase the Preferred Stock if (i) no default or events of default are then in existence or would be caused by such purchase, redemption or payment, (ii) immediately after such purchase, redemption or payment, the Borrowers have unused availability of at least $25 million and (iii) at least 5 business days prior to the purchase, redemption or payment, an officer of the company has delivered a certificate to the Agent certifying that the conditions precedent in clauses (i)-(iii) have been satisfied. After the second anniversary of the effectiveness of the Amended Facility, the unused availability condition precedent is reduced to $12.5 million.
The Amended Facility contains customary events of default including, without limitation, failure to pay obligations when due under the Amended Facility, false and misleading representations, breaches of covenants (subject in some instances to cure and grace periods), defaults by the Borrowers on certain other indebtedness, the occurrence of certain uninsured losses, business disruptions for a period of time that materially adversely affects the capacity to continue business on a profitable basis, changes of control (including a change of control as described in Item 1.01 relating to the Preferred Stock) and the incurrence of certain judgments that are not stayed, released or discharged within 30 days.
Upon the effectiveness of the Amended Facility, the lenders will waive certain events of default that have occurred under the existing credit facility and will waive the right to receive default interest during the time the events of default have continued.
The foregoing description of the Amended Facility does not purport to be complete and is qualified in its entirety by reference to the Amended Facility, which is filed as Exhibit 10.2 to this Current Report and is incorporated herein by reference.

Section 3 — Securities and Trading Markets
Item 3.02 Unregistered Sales of Equity Securities.
The information set forth under Item 1.01 is incorporated herein by reference.
The Company’s Series E redeemable preferred stock, Series F redeemable preferred stock and Series G redeemable preferred stock, and the Warrant for up to 44.21% of the shares of Wabash’s common stock (subject to adjustment as provided therein) to Trailer Investments, will be issued in reliance on Section 4(2) under the Securities Act of 1933 (the “Securities Act”) and Regulation D promulgated thereunder in a transaction not involving a public offering. Similarly, the shares of common stock issuable upon exercise of the Warrant, when and if exercised, will be issued in reliance on Section 4(2) under the Securities Act and Regulation D promulgated thereunder in a transaction not involving a public offering.
Item 3.03. Material Modification to Rights of Security Holders.
As described in Item 1.01 above, Wabash entered into the Rights Agreement Amendment to the Rights Agreement. The description in Item 1.01 above is incorporated herein by reference.
As described in Item 2.03 above, Wabash entered into the Third Amended and Restated Loan and Security Agreement on July 2007. The description in Item 2.03 above is incorporated herein by reference.
Section 9 — Financial Statements and Exhibits
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits
4.1	Amendment dated July 17, 2009, to the Rights Agreement, dated as of December 28, 2005, between Wabash and National City Bank, as Rights Agent

10.1	Securities Purchase Agreement dated as of July 17, 2009, by and between Wabash National Corporation and Trailer Investments, LLC, including Exhibits thereto

10.2	Third Amended and Restated Loan and Security Agreement (the “Amended Facility”), by and among the Company and certain of its subsidiaries identified on the signature page thereto, Bank of America, N.A., as a Lender and as Agent, and the other Lenders parties thereto

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wabash National Corporation
Date July 20, 2009	By:	/s/ ROBERT J. SMITH
Robert J. Smith
Senior Vice President and Chief Financial Officer